UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2022
______________________________

Acadia Healthcare Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee (Address of Principal Executive Offices)	37067 (Zip Code)

(615) 861-6000
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Chief Executive Officer and Director

On April 1, 2022, Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) appointed Christopher H. Hunter as the Company’s new Chief Executive Officer and as a member of the Board, effective April 11, 2022.  Mr. Hunter brings an array of executive and healthcare experience from prior senior leadership roles at Humana, TriZetto and BlueCross BlueShield of Tennessee.  A copy of the press release announcing Mr. Hunter’s appointment is filed herewith as Exhibit 99.1 to this Form 8-K.

There are no family relationships among any of the Company’s directors, executive officers, and Mr. Hunter, and there are no related party transactions between the Company and Mr. Hunter reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Hunter as the Company’s Chief Executive Officer, the Company, through its subsidiary, Acadia Management Company, LLC, a Delaware limited liability company, entered into an employment agreement (the “Agreement”) that includes the following terms:

Term.  The Agreement has an initial term commencing on April 11, 2022 and ending on December 31, 2027, which will automatically be extended for successive one-year periods, unless terminated by either party upon 180 days’ prior written notice.

Annual Cash Compensation.  Mr. Hunter’s annual base salary will be $1,000,000 and his target annual bonus will be 100% of his base salary (up to a maximum cash bonus of 200% of his base salary). Mr. Hunter’s salary may be adjusted from time to time in the sole discretion of the Compensation Committee of the Board (the “Compensation Committee”), but in no event will it be reduced below $1,000,000 without his consent.

Equity Awards.  In connection with his appointment, subject to approval by the Board and the Compensation Committee, Mr. Hunter will receive an initial grant of time-based restricted stock units (“RSUs”) with a grant date value of $1 million and an initial grant of performance stock units (“PSUs”) with a target grant date value of $3.5 million.  RSUs will vest in four equal annual installments, subject to Mr. Hunter’s continued service with the Company on the applicable vesting date.  PSUs will vest based on the achievement of certain adjusted EBITDA and adjusted earnings per share targets established by the Board or the Compensation Committee for the performance period beginning January 1, 2022 and ending December 31, 2024, subject to Mr. Hunter’s continued service with the Company through December 31, 2024.  Beginning in 2023, Mr. Hunter will be eligible to receive annual grants of equity or other long-term incentive awards in amounts as determined by the Compensation Committee.

Termination Payments. In the event that the Company terminates Mr. Hunter’s employment without “cause” or if he resigns his employment for “good reason” (each as defined in the Agreement), in each case, outside of the Change in Control Period (as defined below), Mr. Hunter will be entitled to receive the following severance benefits, subject to Mr. Hunter’s timely execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with restrictive covenants:  (i) accrued but unpaid cash bonus with respect to any completed performance period, payable in a lump sum; (ii) an amount equal to 1.5 times the sum of his base salary and target bonus, payable in substantially equal installments for 18 months; (iii) an amount equal to the after-tax cost of premiums for continued health and dental insurance under the Company’s group health plans for him and his covered dependents for 18 months, payable in monthly installments over 18 months; and (iv) a prorated portion of outstanding PSUs determined based on the actual number of days elapsed during the applicable performance period on or before the date of such termination will remain outstanding and eligible to vest at the end of the applicable performance period based on actual achievement of the applicable performance conditions.

In the event that the Company terminates Mr. Hunter’s employment without “cause” or if he resigns his employment for “good reason”, in each case, within the period beginning three months prior to and ending 18 months following a Change in Control (the “Change in Control Period”), Mr. Hunter will be entitled to receive the following severance benefits, subject to Mr. Hunter’s timely execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with restrictive covenants, (i) accrued but unpaid cash bonus with respect to any completed performance period, payable in a lump sum; (ii) an amount equal to 2.0 times the sum of his base salary and target bonus, payable in a lump sum; (iii) an amount equal to the after-tax cost of premiums for continued health and dental insurance under the Company’s group health plans for him and his covered dependents for 24 months, payable in a lump sum; (iv) full accelerated vesting of outstanding RSUs if the termination occurs following a Change in Control (or if the termination occurs during the Change in Control Period but before the Change in Control, as of the date that the Change in Control occurs); and (v) accelerated vesting of a prorated portion of outstanding PSUs determined based on the actual number of days elapsed during the applicable performance period on or before the date of such termination (with outstanding performance conditions deemed satisfied at target levels).

In the event that Mr. Hunter’s employment is terminated as a result of the Company’s decision not to extend the term of the Agreement, Mr. Hunter will be entitled to receive the following severance benefits, subject to Mr. Hunter’s timely execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with restrictive covenants, (i) accrued but unpaid cash bonus with respect to any completed performance period; and (ii) a prorated portion of outstanding PSUs determined based on the actual number of days elapsed during the applicable performance period on or before the date of such termination will remain outstanding and eligible to vest at the end of the applicable performance period based on actual achievement of the applicable performance conditions.

Restrictive Covenants. Mr. Hunter will be subject to non-competition, non-solicitation and non-disparagement covenants, during the term of his employment and for specified periods thereafter.

Expansion of the Board

The Board has adopted resolutions to expand the Board from nine directors to ten directors, effective April 11, 2022, and the Board has elected Mr. Hunter to fill the newly created directorship on that date.

Consulting Agreement with Debbie Osteen

In connection with the transition, Debbie Osteen has agreed to make herself available to provide transition advisory services in exchange for a monthly payment of $20,000.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: April 4, 2022	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel